UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts	02155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In May 2014, the Board of Directors of Union Federal Savings Bank (“Union Federal”), a wholly owned subsidiary of The First Marblehead Corporation (the “Corporation”), and the Board of Directors of the Corporation each approved the dissolution of Union Federal and authorized Union Federal to prepare a plan of voluntary dissolution, which plan required the approval of the Union Federal Board of Directors, the Office of the Comptroller of the Currency (the “OCC”) and the Corporation, as the sole stockholder of Union Federal. In December 2014, the Board of Directors of Union Federal, the Board of Directors of the Corporation and the Corporation, as the sole stockholder of Union Federal, each approved the plan of voluntary dissolution and Union Federal submitted a dissolution application to the OCC for approval. In April 2015, the OCC notified Union Federal that it had conditionally approved the dissolution application, subject to certain consummation requirements and conditions set forth in the OCC’s notification. On June 12, 2015, Union Federal paid a liquidating distribution in the form of a $21.5 million cash dividend to the Corporation and the OCC approved the dissolution of Union Federal and terminated Union Federal’s charter. On June 30, 2015, the Board of Governors of the Federal Reserve System terminated the Corporation’s status as a savings and loan holding company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: July 2, 2015	By:	/s/ Alan Breitman
Alan Breitman Managing Director and Chief Financial Officer